UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 10, 2024

Westlake Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Suite 600 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	WLK	The New York Stock Exchange
1.625% Senior Notes due 2029	WLK 29	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2024, the Board of Directors (the “Board”) of Westlake Corporation (the “Company”) appointed Mr. Roger A. Cregg as a member of the Board. Mr. Cregg will serve as a Class I director with a term to expire at the Company’s annual meeting of stockholders in 2026. Mr. Cregg is expected to serve on each of the Audit Committee, the Compensation Committee, the Corporate Risk and Sustainability Committee, and the Nominating and Governance Committee of the Board. Mr. Cregg succeeds Mr. Marius A. Haas who, as previously disclosed, had informed the Board that he intended to retire from the Board effective upon the appointment of his successor. Mr. Haas’ retirement from the Board was effective on December 10, 2024.

Mr. Cregg, age 68, most recently served as President, Chief Executive Officer, and Director of AV Homes, Inc., from December 2012 until its sale to Taylor Morrison Homes in October 2018. From August 2011 through November 2012, he served as Senior Vice President of Finance and Chief Financial Officer of The ServiceMaster Company. He served as Executive Vice President and Chief Financial Officer of PulteGroup, Inc. (formerly known as Pulte Homes, Inc.) from May 2003 to May 2011; and as Senior Vice President and Chief Financial Officer of PulteGroup, Inc. from January 1998 to May 2003. Mr. Cregg also served as Executive Vice President and Chief Financial Officer of Zenith Electronics Corporation from 1996 to 1998; Vice President and Chief Financial Officer of Sweetheart Cup Company, Inc. from 1990 to 1996; and Vice President of Mead Corporation from 1989 to 1990. Mr. Cregg began his career at Continental Can Company, where he held a variety of accounting, finance, and administration roles. Mr. Cregg has served on the Board of Directors of Comerica Incorporated since December 2006; the Board of Directors of Sterling Infrastructure Inc. since May 2019; and the Board of Directors of Minto Group since July 2024. Previously, Mr. Cregg served on the Board of Directors of the Federal Reserve Bank of Chicago, Detroit Branch, from January 2004 to December 2009. Mr. Cregg received a bachelor’s of science degree in accounting from Northeastern University and an M.B.A. from J.L. Kellogg Graduate School of Management at Northwestern University. The Board has concluded that Mr. Cregg should serve as a director of the Company based primarily on his experience in the homebuilder industry and his leadership experience as a chief executive officer and chief financial officer of public companies.

The Board authorized a grant of restricted stock units to Mr. Cregg with a value of $165,000. The restricted stock units will vest on December 10, 2025, subject to Mr. Cregg’s continuing service as a director of the Company as of the vesting date.

There are no arrangements or understandings between Mr. Cregg and the Company or any other person pursuant to which Mr. Cregg was appointed as a director of the Company. There are no transactions or relationships between Mr. Cregg and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

See the Company’s press release regarding Mr. Cregg’s appointment issued on December 10, 2024, attached to this Current Report on Form 8-K as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

99.1	Press Release issued on December 10, 2024.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CORPORATION

Date: December 10, 2024	By:	/s/ L. Benjamin Ederington
L. Benjamin Ederington Executive Vice President, Performance and Essential Materials, General Counsel and Chief Administrative Officer